UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________
FORM 8-K
 _______________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 19, 2018
_______________________________________________________________
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)
_______________________________________________________________

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 480-8300
Not Applicable
(Former name or former address, if changed since last report.)
_______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§24012b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 19, 2018, at the 2018 Annual Meeting of Shareholders of Huntington Bancshares Incorporated (Huntington), Huntington’s shareholders approved the 2018 Long-Term Incentive Plan (the “2018 Plan”). The 2018 Plan provides for grants of stock options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units, long-term performance awards and other stock-based awards. The 2018 Plan reserves for issuance a maximum of 33 million shares of Huntington’s common stock. The board of directors approved the 2018 Plan subject to shareholder approval. Shareholder approval was obtained in order to comply with the applicable requirements of The Nasdaq Stock Market, Inc. Shareholder approval is also necessary under the federal income tax rules with respect to the qualification of incentive stock options. Additional details about the 2018 Plan are set forth in Huntington’s definitive Proxy Statement filed on March 8, 2018 (the “Proxy Statement”).
Also at the 2018 Annual Meeting of Shareholders held on April 19, 2018, Huntington’s shareholders approved the Supplemental Stock Purchase and Tax Savings Plan and Trust (the “Supplemental Plan”) a nonqualified deferred compensation plan. The Supplemental Plan provides a supplemental savings program for policy-making employees, as designated by the Compensation Committee, whose contributions to Huntington’s broad-based tax qualified 401(k) plan are limited due provisions of the Internal Revenue Code. The intent of the Supplemental Plan is that contributions, both employee contributions made by participating employees and employer matching contributions made by Huntington, be invested in the company’s common stock. Huntington’s board of directors authorized an additional 500,000 shares of common stock for the Supplemental Plan and asked shareholders to approve the Supplemental Plan so that employer matching contributions as well as employee contributions may be invested in the additional shares of common stock. Shareholder approval was obtained in order to comply with the applicable requirements of The Nasdaq Stock Market, Inc. The Supplemental Plan is described in greater detail in the Proxy Statement.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 19, 2018, the following matters were voted upon and approved by the shareholders of Huntington at its 2018 Annual Meeting of Shareholders:

		For	Against/ Withheld	Abstentions	Broker Non-Votes
1.	Election of twelve directors to serve a one-year term expiring at the 2019 annual meeting:
	Lizabeth Ardisana	806,298,805	3,407,960	—	146,003,174
	Ann (“Tanny”) B. Crane	805,683,268	4,023,497	—	146,003,174
	Robert S. Cubbin	805,463,001	4,243,764	—	146,003,174
	Steven G. Elliott	806,412,477	3,293,803	—	146,003,174
	Gina D. France	803,542,817	6,163,948	—	146,003,174
	J. Michael Hochschwender	806,676,442	3,030,323	—	146,003,174
	Chris Inglis	806,632,755	3,074,010	—	146,003,174
	Peter J. Kight	806,371,224	3,335,541	—	146,003,174
	Richard W. Neu	805,479,843	4,226,437	—	146,003,174
	David L. Porteous	793,807,951	15,898,329	—	146,003,174
	Kathleen H. Ransier	797,118,098	12,588,667	—	146,003,174
	Stephen D. Steinour	781,021,144	28,685,621	—	146,003,174
	Each of the nominees for director received the favorable vote of at least 96% of the votes cast.
2.	Approval of the 2018 Long-Term Incentive Plan	782,942,165	23,181,945	3,704,280	146,003,174
		97.1%	2.9%
3.	Approval of the Supplemental Stock Purchase and Tax Savings Plan	793,910,755	13,335,512	2,582,123	146,003,174
		98.3%	1.7%
4.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year 2018	937,283,219	16,372,502	2,175,843	—
		98.3%	1.7%
5.	Advisory resolution to approve, on a non-binding basis, the compensation of executives as disclosed in Huntington’s Proxy Statement dated March 8, 2018	777,714,127	26,759,471	5,354,792	146,003,174
		96.7%	3.3%
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Huntington Bancshares Incorporated 2018 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2018 Annual Meeting Of Shareholders dated March 8, 2018).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date:	April 23, 2018	By:	/s/ Jana J. Litsey

Jana J. Litsey
Title: General Counsel